Exhibit 10.16

PULSE ELECTRONICS CORPORATION
ANNUAL AND LONG-TERM INCENTIVE PLAN

Effective January 3, 2011

The purpose of the Pulse Electronics Corporation Annual and Long-Term Incentive Plan (the “Plan”) is to provide designated employees of the Company with the opportunity to receive a mix of annual incentive awards in the form of cash and long-term incentive awards in the form of Restricted Stock or Options.  In both cases, the Company believes that the Plan will enhance the incentive for Participants to contribute materially to the growth and profitability of the Company, thereby benefiting the Company and its shareholders.

The Board has adopted the Plan, effective with respect to Awards granted on or after January 3, 2011.

1.           Definitions.  For purposes of this Plan, the terms and phrases set forth below shall have the meanings so indicated.

(a)           “Annual Incentive Award” shall mean, with respect to a fiscal year of the Company and any Participant, the cash award earned by such Participant pursuant to Section 3 below.

(b)           “Award” shall mean an Annual Incentive Award or a Long-Term Incentive Award.

(c)           “Board” shall mean the Board of Directors of Pulse Electronics Corporation, or of any successor thereto.

(d)           “Business Unit Net Operating Profit” shall mean, with respect to a fiscal year of the Company, the net operating profit of a discrete business unit, generally as calculated on a non-GAAP basis and before annual incentive awards (including Annual Incentive Awards payable under this Plan and any annual cash incentives payable to the Chief Executive officer), but in any event as described and calculated by the Committee.

(e)           “Business Unit Net Operating Profit Goal” shall mean, with respect to a fiscal year of the Company, the Business Unit Net Operating Profit amount designated by the Committee for purposes of this Plan.

(f)           “Business Unit Participant” shall mean, with respect to a fiscal year of the Company, a United States-based employee of the Company identified by the Committee as employed in connection with a discrete business unit and identified as eligible to participate in the Plan by the Committee.

(g)           “Business Unit Revenue” shall mean, with respect to a fiscal year of the Company, the revenue earned by a discrete business unit as described and calculated by the Committee.

(h)           “Business Unit Revenue Goal” shall mean, with respect to a fiscal year of the Company, the Business Unit Revenue amount designated by the Committee for purposes of this Plan.

(i)           “Cause, with respect to any Participant, shall have the meaning set forth in any unexpired employment or severance agreement between the Participant and the Company and, in the absence of any such agreement, shall mean (i) the continued and willful failure of the Participant to follow the lawful orders of his or her direct superior, (ii) violation by the Participant of a material published rule or regulation of the Company or a provision of the Company’s Statement of Principles or Code of Business Conduct (in effect from time to time), or (iii) conviction of a crime which renders the Participant unable to perform his or her duties effectively; provided that in the case of (i) or (ii) above, the Company shall give the Participant written notice of the action or omission which the Company believes to constitute Cause and the Participant shall have 30 calendar days to cure such action or omission.  Determination of Cause by the Committee shall be final and binding on all parties.

(j)           “Change of Control” shall have the same meaning as such term is defined in the Restricted Stock Plan.

(k)           “Code” means the Internal Revenue Code of 1986, as amended, and Treasury Regulations promulgated thereunder.

(l)           “Committee” means a committee of two or more members of the Board who are “outside directors” as defined under Section 162(m) of the Code and “non-employee directors” as defined under Rule 16b-3 of the Exchange Act, and who meet such other criteria as may be prescribed by applicable stock exchange rules.

(m)           “Company” means Pulse Electronics Corporation, formerly known as “Technitrol, Inc.,” and its direct and indirect subsidiaries.

(n)           “Consolidated Net Operating Profit” shall mean, with respect to a fiscal year of the Company, the net operating profit of the Company as calculated on a non-GAAP basis and before annual incentive awards (including Annual Incentive Awards payable under this Plan and any annual cash incentives payable to the Chief Executive Officer), but in any event as described and calculated by the Committee.

(o)           “Consolidated Net Operating Profit Goal” shall mean, with respect to a fiscal year of the Company, the Consolidated Net Operating Profit amount designated by the Committee for purposes of this Plan.

(p)           “Consolidated Revenue” shall mean, with respect to a fiscal year of the Company, the revenue earned by the Company as described and calculated by the Committee.

(q)           “Consolidated Revenue Goal” shall mean, with respect to a fiscal year of the Company, the Consolidated Revenue amount designated by the Committee for purposes of this Plan.

(r)            “Corporate Participant” shall mean, with respect to a fiscal year of the Company, a United States-based employee who is identified by the Committee as having a position and responsibilities that are not specific to a discrete business unit of the Company and is identified as eligible to participate in the Plan by the Committee.

(s)           “Earnings Per Share” shall mean the earnings per share of the common stock of Pulse Electronics Corporation as described and calculated by the Committee.

(t)           “Earnings Per Share Goal” shall mean, with respect to a fiscal year of the Company, the goal measured with respect to Earnings Per Share designated by the Committee for purposes of this Plan.

(u)           “Effective Date” shall mean January 3, 2011.

(v)           “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, and U. S. Department of Labor Regulations promulgated thereunder.

(w)           “Exchange Act” shall mean the Securities and Exchange Act of 1934, as amended, and rules and regulations issued by the U. S. Securities and Exchange Commission thereunder.

(x)           “GAAP” shall mean generally accepted accounting principles in the United States.

(y)           “Goal” shall mean a Business Unit Net Operating Profit Goal, a Business Unit Revenue Goal, a Consolidated Net Operating Profit Goal, a Consolidated Revenue Goal, an Earnings Per Share Goal, or a Performance Target.

(z)           “Long-Term Incentive Award” shall mean, with respect to a fiscal year of the Company and any Participant, the Restricted Stock and Options earned by such Participant pursuant to Section 4 below.

(aa)           “Options” shall mean options to acquire common stock of the Company granted under the Stock Option Plan.

(bb)           “Participant” shall mean a Business Unit Participant or a Corporate Participant.

(cc)           “Plan” shall mean this Pulse Electronics Corporation  Annual and Long-Term Incentive Plan, as the same may be amended from time to time.

(dd)           “Restricted Stock” shall mean common stock of Pulse Electronics Corporation awarded under and subject to the terms of the Restricted Stock Plan, and subject to vesting conditions as set forth in Section 4 below.

(ee)           “Restricted Stock Plan” shall mean the Restricted Stock Plan II of Technitrol, Inc. (As Amended and Restated Effective as of March 1, 2010).

(ff)           “Section 16 Officer” shall mean an employee of the Company identified by the Board as being subject to the requirements and limitations of Section 16 of the Exchange Act with respect to the Company.

(gg)           “Stock Option Plan” shall mean the Technitrol, Inc. 2001 Stock Option Plan (As Amended and Restated Effective as of March 1, 2010).

(hh)           “Target Annual Incentive Award” shall mean, with respect to a fiscal year of the Company and a Participant, the amount determined pursuant to Section 3 below.

(ii)           “Value” shall mean, in the case of one share of Restricted Stock, the closing price of one share of common stock of the Company as reported on the stock exchange on which such stock is listed on the day of its transfer to a Participant; or, in the case of an Option awarded to a Participant, shall mean the value assigned to that Option by the Company for purposes of its financial statements prepared in accordance with GAAP.

2.           Administration.  The Plan shall be administered and interpreted by the Committee.  However, the Board may retain the right to ratify, approve or amend any awards as it deems appropriate.  If the Board requires ratification or approval of an award and the award is not ratified or approved by the Board, such award shall not be effective.

3.           Annual Incentive Awards.  For each fiscal year of the Company beginning on or after the Effective Date, the Committee shall make cash awards to employees in accordance with the criteria and requirements set forth below.

(a)           No Annual Incentive Awards shall be made for a fiscal year unless the Consolidated Net Operating Profit is at least –

(i)	$3,000,000 for the fiscal year ending in 2011;

(ii)	$4,000,000 for the fiscal year ending in 2012; and

(iii)	$5,000,000 for fiscal years ending in 2013 and thereafter.

(b)           No Participant shall receive an Annual Incentive Award for a fiscal year if, in the discretionary judgment of the Committee, his or her performance of services for the Company during the fiscal year is found to have been unsatisfactory.  After the determination of the level of Annual Incentive Awards for Participants pursuant to Section 3(d) and 3(e) below, the Committee may increase or decrease the amount of the Annual Incentive Award for one or more of the Chief Financial Officer, Chief Operating Officer and other Section 16 Officers by up to 20% of that Participant’s award amount, based on the Committee’s discretionary determination of the quality of the Participant’s individual performance during the fiscal year, and the Chief Executive Officer or his or her delegate may, in his or her discretion, increase or decrease the amount of the Annual Incentive Award for one or more Participants (other than the Chief Financial Officer, Chief Operating Officer and other Section 16 Officers) by up to 20% of each Participant’s award amount based on the Chief Executive Officer’s or his or her delegate’s assessment of the individual performance of such Participant, provided:

(i)           such adjustments cannot result in the aggregate of all Annual Incentive Awards for a fiscal year to exceed the aggregate determined prior to any adjustments; and

(ii)           no increase to a Participant’s Annual Incentive Award shall be made pursuant to this Section 3(b) if such Participant, in the judgment of the Committee, is or is likely to be a “covered employee,” within the meaning of Section 162(m)(3) of the Code, with respect to the taxable year of the Company for which the Participant’s Annual Incentive Award would otherwise be taken into account as a deduction by the Company for federal income tax purposes.

(c)           Annual Incentive Awards for a fiscal year shall be paid as soon as practicable following the close of the fiscal year, but no later than the 15th day of the third calendar month beginning thereafter.  A Participant shall forfeit his or her Annual Incentive Award for a fiscal year if he or she is not employed through the end of the fiscal year, or if he or she is terminated for Cause before payment of the Annual Incentive Award.

(d)           Corporate Participants.  The Target Annual Incentive Award for a Corporate Participant shall be the percentage of his or her base salary as of the first day of the fiscal year assigned to his or her position with the Company in accordance with the following schedule:

Position	Percentage
Chief Financial Officer and
Chief Operating Officer	50%
Other Section 16 Officers	35%
Vice Presidents and other Officers as
identified by the Committee	25%
Division General Managers and
Global/Senior Directors	25%
Directors and Principal Engineers	25%

The Target Annual Incentive Award shall be achieved if each of the Earnings Per Share Goal, the Consolidated Net Operating Profit Goal and the Consolidated Revenue Goal is met but not exceeded for the fiscal year.  Otherwise, the Annual Incentive Award for the fiscal year will be the sum of the amounts earned on a Goal-by-Goal basis, as follows:

(i)           No weight will be assigned to any Goal unless at least 75% of that Goal has been achieved.

(ii)           If at least 75% but not more than 100% of the Earnings Per Share Goal is achieved, 25% to 50% of the Target Annual Incentive Award shall be earned, with the precise percentage to be based on straight-line interpolation between 75% and 100%.  Subject to the limitation set forth in Section 3(f) below, if more than 100% of the Earnings Per Share Goal is achieved, up to an additional 50% of the Target Annual Incentive Award shall be earned, with the precise additional percentage to be based on straight-line interpolation between 100% and 125%.

(iii)           If at least 75% but not more than 100% of the Consolidated Net Operating Profit Goal is achieved, 12.5% to 25% of the Target Annual Incentive Award shall be earned, with the precise percentage to be based on straight-line interpolation between 75% and 100%.  Subject to the limitation set forth in Section 3(f) below, if more than 100% of the Consolidated Net Operating Profit Goal is achieved, up to an additional 25% of the Target Annual Incentive Award shall be earned, with the precise additional percentage to be based on straight-line interpolation between 100% and 125%.

(iv)           If at least 75% but not more than 100% of the Consolidated Revenue Goal is achieved, 12.5% to 25% of the Target Annual Incentive Award shall be earned, with the precise percentage to be based on straight-line interpolation between 75% and 100%.  Subject to the limitation set forth in Section 3(f) below, if more than 100% of the Consolidated Revenue Goal is achieved, up to an additional 25% of the Target Annual Incentive Award shall be earned, with the precise additional percentage to be based on straight-line interpolation between 100% and 125%.

(v)           The Committee, in its discretion, may provide for the payment of Annual Incentive Awards to all or less than all Corporate Participants in such amounts as it determines if no Annual Incentive Awards would otherwise be awarded pursuant to the formulae set forth in this Section 3(d), or for the payment of Annual Incentive Awards to all or less than all Corporate Participants in such amounts as it determines that are greater than the amounts otherwise determined pursuant to such formulae.

(e)            Business Unit Participants.  The Target Annual Incentive Award for a Business Unit Participant shall be the percentage of his or her base salary as of the first day of the fiscal year assigned to his or her position with the Company in accordance with the following schedule:

Position	Percentage
Vice Presidents and other Officers as
identified by the Committee	25%
Division General Managers and
Global/Senior Directors	25%
Directors and Principal Engineers	25%

The Target Annual Incentive Award shall be achieved if each of the Earnings Per Share Goal, the Business Unit Net Operating Profit Goal and the Business Unit Revenue Goal is met but not exceeded for the fiscal year.  Otherwise, the Annual Incentive Award for the fiscal year will be the sum of the amounts earned on a Goal-by-Goal basis, as follows:

(i)           No weight will be assigned to any Goal unless at least 75% of that Goal has been achieved.

(ii)           If at least 75% but not more than 100% of the Earnings Per Share Goal is achieved, 25% to 50% of the Target Annual Incentive Award shall be earned, with the precise percentage to be based on straight-line interpolation between 75% and 100%.  Subject to the limitation set forth in Section 3(f) below, if more than 100% of the Earnings Per Share Goal is achieved, up to an additional 50% of the Target Annual Incentive Award shall be earned, with the precise additional percentage to be based on straight-line interpolation between 100% and 125%.

(iii)           If at least 75% but not more than 100% of the Business Unit Consolidated Net Operating Profit Goal is achieved, 12.5% to 25% of the Target Annual Incentive Award shall be earned, with the precise percentage to be based on straight-line interpolation between 75% and 100%.  Subject to the limitation set forth in Section 3(f) below, if more than 100% of the Business Unit Net Operating Profit Goal is achieved, up to an additional 25% of the Target Annual Incentive Award shall be earned, with the precise additional percentage to be based on straight-line interpolation between 100% and 125%.

(iv)           If at least 75% but not more than 100% of the Business Unit Revenue Goal is achieved, 12.5% to 25% of the Target Annual Incentive Award shall be earned, with the precise percentage to be based on straight-line interpolation between 75% and 100%.  Subject to the limitation set forth in Section 3(f) below, if more than 100% of the Business Unit Revenue Goal is achieved, up to an additional 25% of the Target Annual Incentive Award shall be earned, with the precise additional percentage to be based on straight-line interpolation between 100% and 125%.

(v)           The Committee, in its discretion, may provide for the payment of Annual Incentive Awards to all or less than all Business Unit Participants in such amounts as it determines if no Annual Incentive Awards would otherwise be awarded pursuant to the formulae set forth in this Section 3(e), or for the payment of Annual Incentive Awards to all or less than all Business Unit Participants in such amounts as it determines that are greater than the amounts otherwise determined pursuant to such formulae.

(f)           The aggregate increases in all Participants’ Annual Incentive Awards for a fiscal year attributable to the achievement of more than 100% of one or more Goals shall not exceed 25% of the dollar amount by which the Consolidated Net Operating Profit exceeds the Consolidated Net Operating Profit Goal.  Each Participant’s Annual Incentive Award shall be reduced proportionately to the extent necessary to take into account this limitation.  The Committee, in its discretion, may waive the limitation set forth in this Section 3(f) for one or more fiscal years, in full or in part.

4.           Long-Term Incentive Awards.  For each fiscal year of the Company beginning on or after the Effective Date, the Committee shall make awards of Restricted Stock and Options to employees, whom are employed at the time of the award, in accordance with the criteria and requirements set forth below.

(a)           Each share of Restricted Stock transferred to a Participant shall be subject to forfeiture upon the Participant’s termination of employment with the Company for any reason prior to the completion of three years of continuous employment with the Company from the date of the award of the Restricted Stock.  Upon completion of such three-year period of continuous service, such risk of forfeiture shall lapse and the Restricted Stock shall become fully vested.

(b)           With respect to each Option awarded to a Participant, 25% of the number of shares of common stock of the Company subject to the Option shall become exercisable upon the first through fourth anniversaries of the date of the award of the Option, provided that the Participant remains in the continuous employment of the Company through such anniversary.  Upon termination of employment with the Company for any reason prior to an anniversary date, the portion of the Option which had not then become exercisable shall be forfeited.

(c)           Corporate Participants.  The Long-Term Incentive Award for a Corporate Participant for a fiscal year shall be the percentage of his or her base salary as of the first day of the fiscal year assigned to his or her position with the Company in accordance with the following schedule:

Position	Percentage
Chief Financial Officer and
Chief Operating Officer	50%
Other Section 16 Officers	35%
Vice Presidents and other Officers as
identified by the Committee	15%
Division General Managers and
Global/Senior Directors	15%
Directors and Principal Engineers	10%

The Committee may, in its discretion at the time of grant, decrease each of the above percentages in a uniform manner to a percentage of base salary not less than half the percentage set forth in the above schedule.

The value of the Long-Term Incentive Award for the Chief Financial Officer, Chief Operating Officer or Other Section 16 Officers shall be delivered to that Corporate Participant by means of a transfer of Restricted Stock having a Value equal to 40% of such total value and Options having a Value equal to 60% of such total value.  The value of the Long-Term Incentive Award for any other Corporate Participant identified in the above schedule shall be delivered to that Corporate Participant by means of a transfer of Restricted Stock having a Value equal to 60% of such total value and Options having a Value equal to 40% of such total value.  In determining the number of shares of Restricted Stock to be awarded to each Corporate Participant, the Value of each share shall be determined after taking into account the value of any cash award provided by the Committee in its sole discretion under Section 5 of the Restricted Stock Plan, and such cash award if any shall be measured as of the day of transfer as if such cash award was paid at such time instead of upon vesting.

(d)           Business Unit Participants.  The Long-Term Incentive Award for a Business Unit Participant for a fiscal year shall be the percentage of his or her base salary as of the first day of the fiscal year assigned to his or her position with the Company in accordance with the following schedule:

Position	Percentage
Vice Presidents and other Officers as
identified by the Committee	15%
Division General Managers and
Global/Senior Directors	15%
Directors and Principal Engineers	10%

The Committee may, in its discretion at the time of grant, decrease each of the above percentages in a uniform manner to a percentage of base salary not less than half the percentage set forth in the above schedule.

The value of the Long-Term Incentive Award for a Business Unit Participant shall be delivered to that Business Unit Participant by means of a transfer of Restricted Stock having a Value equal to 60% of such total value and Options having a Value equal to 40% of such total value.  In determining the number of shares of Restricted Stock to be awarded to each Business Unit Participant, the Value of each share shall be determined after taking into account the value of any cash award provided by the Committee in its sole discretion under Section 5 of the Restricted Stock Plan, and such cash award if any shall be measured as of the day of transfer as if such cash award was paid at such time instead of upon vesting.

(e)           Notwithstanding Section 4(c) and 4(d) above, at the time of grant, the Committee may, in its discretion, increase or decrease the Long-Term Incentive Award to one or more of the Chief Financial Officer, Chief Operating Officer and Other Section 16 Officers by up to 20% of that Participant’s award amount, based on the Committee’s assessment of the individual performance of such Corporate Participants, and the Chief Executive Officer or his or her delegate may, in his or her discretion, increase or decrease the Long-Term Incentive Award to one or more Corporate Participants (other than the Chief Financial Officer, Chief Operating Officer or Other Section 16 Officers) or Business Unit Participants by up to 20% of each Participant’s award amount, based on the Chief Executive Officer’s or his or her delegate’s assessment of the individual performance of such Participant, provided that the aggregate value of all Long-Term Incentive Awards pursuant to Section 4(c) and 4(d) shall not exceed the value of such Long-Term Incentive Awards absent such adjustments.

(f)           Long Term Incentive Awards for a fiscal year shall be paid no later than the 15th day of the fourth calendar month following the close of the preceding fiscal year.

5.           Awards for Other Employees.

(a)           In consultation with the Chief Executive Officer of the Company, the Committee shall authorize Annual Incentive Awards to one or more United-States based employees below the levels of Directors and Principal Engineers for a fiscal year of the Company which, in the aggregate, shall not exceed 15% of the sum of (i) the aggregate Annual Incentive Awards made to Participants under this Plan for such fiscal year, and (ii) the annual bonus or cash incentive compensation awarded to the Company’s Chief Executive Officer for such fiscal year.

(b)           In consultation with the Chief Executive Officer of the Company, the Committee shall authorize Annual Incentive Awards to one or more non-United-States based employees for a fiscal year of the Company which, in the aggregate, shall not exceed 10% of the sum of (i) the aggregate Annual Incentive Awards made to Participants under this Plan for such fiscal year, and (ii) the annual bonus or cash incentive compensation awarded to the Company’s Chief Executive Officer for such fiscal year.

(c)           In consultation with the Chief Executive Officer of the Company, the Committee shall authorize Long-Term Incentive Awards to one or more United-States based employees below the levels of Directors and Principal Engineers for a fiscal year of the Company the value of which, in the aggregate, shall not exceed 10% of the sum of (i) the aggregate value of the Long-Term Incentive Awards made to Participants under this Plan for such fiscal year, and (ii) the value of the long-term incentives awarded to the Company’s Chief Executive Officer for such fiscal year.

(d)           In consultation with the Chief Executive Officer of the Company, the Committee shall authorize Long-Term Incentive Awards to one or more non-United-States based employees for a fiscal year of the Company the value of which, in the aggregate, shall not exceed 15% of the sum of (i) the aggregate value of Long-Term Incentive Awards made to Participants under this Plan for such fiscal year, and (ii) the value of the long-term incentives awarded to the Company’s Chief Executive Officer for such fiscal year.

(e)           In consultation with the Chief Executive Officer of the Company, the Committee shall issue awards from the pools established under this Section 5 at or about the same time as awards are made under Section 4.

6.           Withholding of Taxes.  All Awards under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements.  The Company may require that the Participant or other person receiving an Award pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to such Award and may require such payment as a precondition for receipt of such Award, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Award.

7.           Consequences of a Change of Control.  Unless the Committee has established the effect of a Change of Control on a particular Award at the time such Award was made, or a Participant’s employment agreement (or similar document) provides for treatment of any outstanding Award in the event of a Change of Control, the Committee may, in the event of a Change of Control, (a) determine the extent to which a Goal with respect to any incomplete fiscal year applicable to Awards in effect on the date of the Change of Control have been met based on such audited or unaudited financial information then available as it deems necessary, and (b) cause to be paid or delivered to each Participant partial or full Awards with respect to the fiscal year based on the Committee’s determination of the degree of attainment of the Goals and the portion of the fiscal year that has been completed.

8.             Amendment and Termination of the Plan.

(a)           Amendment.       The Board may amend or terminate the Plan at any time.

(b)           Termination and Amendment of Outstanding Awards.  A termination or amendment of the Plan that occurs after an Award is made shall not materially impair the rights of a Participant with respect to prior Awards unless the Participant consents in writing.  The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Award.  Whether or not the Plan has terminated, an outstanding Award may be amended by agreement of the Company and the Participant consistent with the Plan.

(c)           Governing Document.   The Plan shall be the controlling document.  No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner.  The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

9.             Funding of the Plan.     The Plan shall be unfunded and is not intended to be subject to ERISA.

10.           Rights of Participants.   Nothing in the Plan shall entitle any employee or other person to any claim or right to be awarded an Award under the Plan.  Neither the Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any other employment rights.

11.           Headings.       Section headings are for reference only.  In the event of a conflict between a title and the content of a section, the content of the section shall control.

12.           Effective Date of the Plan. The Plan shall be effective as of the Effective Date.

13.           Miscellaneous.

(a)           Compliance with Law.    The Plan shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required.  It is the intent of the Company that the Plan and applicable Awards under the Plan comply with the applicable provisions of Section 162(m) of the Code and Section 409A of the Code (with respect to Awards subject to Section 409A of the Code).  To the extent that any legal requirement of Section 162(m) or 409A of the Code ceases to be required by law or that the restrictions thereof are liberalized, the Committee may provide, in its sole discretion, that Plan provisions and restrictions relating to such legal requirements shall cease to apply or be liberalized, as appropriate.  The Committee may revoke any Award if it is contrary to law or modify an Award to bring it into compliance with any valid and mandatory government regulation.  The Committee may, in its sole discretion, agree to limit its authority under this Section.

(b)           Governing Law.  The validity, construction, interpretation and effect of the Plan shall be governed and construed by and determined in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the conflict of laws provisions thereof.